UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 6, 2017

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-31293	77-0487526
(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive, Redwood City, California 94065

(Address of Principal Executive Offices) (Zip Code)

(650) 598-6000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

Offering of 2.875% Senior Notes due 2025

On September 6, 2017, Equinix entered into an underwriting agreement (the “Underwriting Agreement”), between Equinix and Barclays Bank plc, Merrill Lynch International, J.P. Morgan Securities plc and ING Bank N.V., London Branch, as representatives of the several underwriters named in Schedule II thereto, pursuant to which Equinix agreed to issue and sell €1,000,000,000 aggregate principal amount of its 2.875% Senior Notes due 2025 (the “Notes”) in a public offering (the “Offering”) pursuant to a Registration Statement on Form S-3 (File No. 333-200294) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission. Equinix estimates that the net proceeds from the Offering will be approximately €988.3 million (or approximately $1,175.8 million), after deducting underwriting discounts and commissions and estimated offering expenses payable by Equinix. The Notes will be Equinix’s general senior obligations and will rank equal in right of payment to all of its existing and future senior indebtedness. Interest will be payable semi-annually at a rate of 2.875% per year. The Notes will mature on October 1, 2025. The Notes will be redeemable by Equinix prior to maturity at a premium under certain circumstances. Equinix expects to issue the Notes on September 20, 2017, subject to satisfaction of certain closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Equinix intends to use approximately €430.4 million (or approximately $512.2 million) of the net proceeds of the Offering to redeem all of its outstanding 4.875% senior notes due 2020 (the “2020 Notes”) pursuant to the optional redemption provisions of the 2020 Notes, and the balance for general corporate purposes, which may include repayment of indebtedness, capital expenditures, working capital and acquisitions of complementary businesses or assets.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 6, 2017, between Equinix, Inc. and Barclays Bank plc, Merrill Lynch International, J.P. Morgan Securities plc and ING Bank N.V., London Branch, as representatives of the several underwriters named in Schedule II thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

By:	/s/ Keith D. Taylor
Name:	Keith D. Taylor
Title:	Chief Financial Officer

Date: September 11, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 6, 2017, between Equinix, Inc. and Barclays Bank plc, Merrill Lynch International, J.P. Morgan Securities plc and ING Bank N.V., London Branch, as representatives of the several underwriters named in Schedule II thereto